Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

OTTAWA SAVINGS BANCORP, INC.

(Exact Name Of Registrant As Specified In Its Charter)

United States	20-3074627
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)

925 LaSalle Street

Ottawa, Illinois 61350

(Address of Principal Executive Offices)

Ottawa Savings Bank Employee Savings & Profit Sharing Plan and Trust

(Full Title of the Plan)

Gary L. Ocepek

President and Chief Executive Officer

925 LaSalle Street

Ottawa, IL 61350

(Name and Address of Agent For Service)

(815) 433-2525

(Telephone Number, Including Area Code, of Agent for Service)

Copies to

John Bruno, Esq. Lord, Bissell & Brook LLP

1717 Pennsylvania Avenue, N.W.

Suite 500

Washington, D.C. 20006

(202) 521-4100

CALCULATION OF REGISTRATION FEE

Title of Securities To Be Registered	Amount To Be Registered (1)		Proposed Maximum Offering Price Per Share (2)*	Proposed Maximum Aggregate Offering Price (3)	Amount of Registration Fee
Common Stock, $0.01 par value per share	44,287		$10.08	$446,420	$53	(4)
Participation Interests		(5)				(6)

(1)	Together with an indeterminate number of additional shares which may be necessary to adjust the number of shares reserved for issuance pursuant to the Ottawa Savings Bank Employee Savings & Profit Sharing Plan and Trust (the “Plan”) as the result of a stock split, stock dividend or similar adjustment of the outstanding common stock of Ottawa Savings Bank (the “Common Stock”) pursuant to 17 C.F.R. Section 230.416(a).
(2)	The average of the high and low price of the Common Stock as reported on October 13, 2005 in accordance with 17 C.F.R. Section 230.457(c).
(3)	Estimated solely for the purpose of calculating the registration fee.
(4)	Pursuant to Rule 457(p) of the Securities Act, the $53 filing fee was offset against the filing fee associated with those unsold securities under the Form SB-2 registration statement filed on March 18, 2005.
(5)	In addition, pursuant to 17 C.F.R. Section 230.416(c), this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the Plan, based upon the maximum amount that could be issued under the Plan pursuant to 17 C.F.R. Section 230.457(h).
(6)	In accordance with 17 C.F.R. Section 230.457(h), where securities are to be offered pursuant to an employee benefit plan, the aggregate offering price and the amount of the registration fee shall be computed with respect to the maximum number of shares of Common Stock that may be purchased with the current assets of such Plan. Accordingly, no separate fee is required for the participation interests.

THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE IMMEDIATELY UPON FILING IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933, AS AMENDED, (THE “SECURITIES ACT”) AND 17 C.F.R. SECTION 230.462.

PART I

Item 1. Plan Information.*

Item 2. Registrant Information and Employee Plan Annual Information.*

*	The documents containing the information for the Ottawa Savings Bank Employee Savings & Profit Sharing Plan and Trust (the “Plan”) specified by Part I of this Registration Statement will be sent or given to the participants in the Plan as specified by Rule 428(b)(1). Such documents need not be filed with the Securities and Exchange Commission (the “SEC”) either as a part of this Registration Statement or as a prospectus or prospectus supplement pursuant to Rule 424 in reliance on Rule 428. Such documents and the information incorporated by reference pursuant to Item 3 of Part II of this Registration Statement, taken together, constitute a prospectus for the Registration Statement.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The following documents filed or to be filed by Ottawa Savings Bancorp Inc. (the “Registrant” or the “Subsidiary Holding Company”) with the SEC are incorporated by reference in this Registration Statement:

(a) The Prospectus filed with the SEC by the Registrant (File No. 333-123455) pursuant to Rule 424(b)(3) on May 31, 2005, which includes: (1) the consolidated balance sheets of Ottawa Savings Bank as of December 31, 2004, and the related consolidated statements of operations, equity and cash flows for each of the years in the two-year period ended December 31, 2004, together with the related notes and the report of McGladrey & Pullen, LLP, independent certified public accountants.

(b) The description of the Registrant’s common stock contained in Registrant’s Form 8-A (File No. 000-51367), as filed with the SEC pursuant to Section 12(g) of the Securities Exchange Act of 1934 (the “Exchange Act”), and Rule 12b-15 promulgated thereunder, on June 20, 2005, as incorporated by reference to the Registrant’s Form SB-2 (File No. 333-123455).

(c) The Registrant’s current reports on Form 8-K, filed June 21, 2005, June 27, 2005, July 14, and August 11, 2005.

(d) The Registrant’s quarterly report on Form 10-QSB for the quarter ended March 31, 2005, filed on June 30, 2005, and for the quarter ended June 30, 2005, filed on August 12, 2005.

(e) All documents filed by the Registrant and the Plan, where applicable, pursuant to Sections 13(a) or 15(d) of the Exchange Act after the date hereof and prior to the filing of a post- effective amendment which deregisters all securities then remaining unsold.

ANY STATEMENT CONTAINED IN THIS REGISTRATION STATEMENT, OR IN A DOCUMENT INCORPORATED OR DEEMED TO BE INCORPORATED BY REFERENCE HEREIN, SHALL BE DEEMED TO BE MODIFIED OR SUPERSEDED FOR PURPOSES OF THIS REGISTRATION STATEMENT TO THE EXTENT THAT A STATEMENT CONTAINED HEREIN, OR IN ANY OTHER SUBSEQUENTLY FILED DOCUMENT WHICH ALSO IS INCORPORATED OR DEEMED TO BE INCORPORATED BY REFERENCE HEREIN, MODIFIES OR SUPERSEDES SUCH STATEMENT. ANY SUCH STATEMENT SO MODIFIED OR SUPERSEDED SHALL NOT BE DEEMED, EXCEPT AS SO MODIFIED OR SUPERSEDED, TO CONSTITUTE A PART OF THIS REGISTRATION STATEMENT.

Item 4. Description of Securities.

The Common Stock to be offered pursuant to the Plan has been registered pursuant to Section 12(g) of the Exchange Act. Accordingly, a description of the Common Stock is not required herein.

Item 5. Interests of Named Experts and Counsel.

Not applicable.

Item 6. Indemnification of Officers and Directors.

In accordance with federal law, Article XII of the Registrant’s Bylaws provide as follows:

ARTICLE XII.

INDEMNIFICATION

The Subsidiary Holding Company shall indemnify all officers, directors and employees of the Subsidiary Holding Company, and their heirs, executors and administrators, to the fullest extent permitted under federal law against all expenses and liabilities reasonably incurred by them in connection with or arising out of any action, suit or proceeding in which they may be involved by reason of their having been a director or officer of the Subsidiary Holding Company, whether or not they continue to be a director or officer at the time of incurring such expenses or liabilities, such expenses and liabilities to include, but not be limited to, judgments, court costs and attorneys’ fees and the cost of reasonable settlements.

Item 7. Exemption From Registration Claimed.

None.

Item 8. Exhibits.

4.01	Specimen Stock Certificate of Ottawa Savings Bancorp (1)

5.01	Opinion re: Legality

10.01	Ottawa Savings Bank Employee Savings & Profit Sharing Plan and Trust (2)

23.01	Consent of McGladrey & Pullen, LLP

24.01	Power of Attorney (contained on signature page)

(1)	Incorporated by reference herein from Exhibit 4.1 of the Registrant’s Form SB-2 (File No. 333-123455) filed with the SEC on March 18, 2005, as amended.
(2)	Incorporated by reference herein from Exhibit 10.7 of the Registrant’s Form SB-2 (File No. 333-123455) filed with the SEC on March 18, 2005, as amended.

Item 9. Undertakings.

The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement unless the information or prospectus required by (i) and (ii) is contained in periodic reports filed by the Registrant pursuant to Section 13(a) or 15(d) of the Exchange Act that are incorporated by reference into this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to trustees, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that, in the opinion of the SEC, such indemnification is against public policy as expressed in such Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a trustee, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such trustee, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in such Act and will be governed by the final adjudication of such issue.

The registrant has submitted or will submit the Plan and amendments thereto to the IRS in a timely manner and has made or will make all changes required by the IRS in order to qualify the Plan.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8, and has duly caused the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Ottawa, Illinois on the 14th day of October, 2005.

OTTAWA SAVINGS BANCORP, INC

By:	/s/ Gary L. Ocepek
Gary L. Ocepek
President and Chief Executive Officer

Each person whose signature appears below hereby authorizes Gary L. Ocepek, as attorney-in-fact, to execute in the name of such person and to file this registration statement (including any changes that he may deem necessary or appropriate) and any amendments, including post-effective amendments, hereto.

Signature	Title	Date

/s/ Gary L. Ocepek Gary L. Ocepek	President and Chief Executive Officer and Director (Principal Executive Officer)	October 14, 2005

/s/ Jon L. Kranov Jon L. Kranov	Senior Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)	October 14, 2005

/s/ John L. Feehan John L. Feehan	Director	October 14, 2005

/s/ James A. Ferrero James A. Ferrero	Director	October 14, 2005

/s/ Keith Johnson Keith Johnson	Director	October 14, 2005

/s/ Arthur C. Mueller Arthur C. Mueller	Director	October 14, 2005

/s/ Daniel J. Reynolds Daniel J. Reynolds	Director	October 14, 2005

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8, and has duly caused the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Ottawa, Illinois on the 14 day of October, 2005.

OTTAWA SAVINGS BANK EMPLOYEE SAVINGS & PROFIT SHARING PLAN AND TRUST

By:	Jon Kranov